U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            SUPPLEMENT NO. 2 TO PROSPECTUS

                      MINISTRY PARTNERS INVESTMENT CORPORATION
               (Exact name of registrant as specified in its charter)

                                     California
            (State or other jurisdiction of incorporation or organization)

                                    33-0489154
                        (IRS Employer Identification Number)

                             1150 N. Magnolia Avenue
                             Anaheim, California 92801
                                  800-753-6742
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MARK G. HOLBROOK
                                CHAIRMAN OF THE BOARD
                                1150 N. Magnolia Avenue
                                Anaheim, California 92801
                                800-753-6742

                                   With copy to:
                                BRUCE J. RUSHALL, ESQ.
                                RUSHALL & McGEEVER
                                1903 Wright Place, Suite 250
                                Carlsbad, California 92009
                                760-438-6855
    (Name, address, including zip code, and telephone number, including area code, of agent for service)



                         SUPPLEMENT NO. 2 TO PROSPECTUS

                   MINISTRY PARTNERS INVESTMENT CORPORATION

     This Supplement is part of, and should be read in conjunction with, the Prospectus dated December 1, 1999. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.



                              CHANGE IN PRESIDENT

     On April 20, 2000 Mr. Stephen A. Ballas was appointed President of the Company by the Board of Directors, effective May 1, 2000. Mr. Ballas replaces interim President and Board member Van C. Elliott. Mr. Ballas has extensive experience in real estate development, mortgage lending and marketing, including service as President of a mortgage origination company from 1990 to 1993. The Company operated profitably during Mr. Elliott's four-month tenure, and does not anticipate any material adverse affects as a result of his departure.




This Supplement is dated April 28, 2000